                                       Exhibit d(iii) under Form N-1A
                                       Exhibit 10 under Item 601/Reg. S-K


                                LETTER AGREEMENT
                         Deutsche Fund Management, Inc.
                                31 W. 52nd Street
                               New York, NY 10019


                                  May 12, 2000


Flag Investors Funds, Inc.
Flag Investors Portfolios
1 South Street
Baltimore, MD  21202

RE:   Expense Ratio Caps

Dear Sirs:

     By this letter, Deutsche Fund Management, Inc. (the "Adviser") undertakes to continue to waive its management fee and limit expenses of the series of Flag Investors Funds, Inc. and their underlying corresponding portfolios of Flag Investors Portfolios Trust (collectively, the "Funds") so that total annual operating expenses do not exceed the amounts indicated on the respective classes of shares from June 1, 2000 through June 1, 2001, or such longer period as may be required by the Securities and Exchange Commission but not to continue beyond December 31, 2001 without further written documentation.

FLAG INVESTORS FUNDS, INC.       CLASS A SHARES   CLASS B SHARES   CLASS C SHARES
--------------------------       --------------   --------------   --------------
Flag Investors Top 50 US              1.15%            1.90%            1.90%
Flag Investors Top 50 Europe          1.60%            2.35%            2.35%
Flag Investors Top 50 World           1.60%            2.35%            2.35%
Flag Investors Top 50 Asia            1.60%            2.35%            2.35%
Flag Investors European
       Mid-Cap Fund                   1.60%            2.35%            2.35%
Flag Investors Japanese
       Equity Fund                    1.60%            2.35%            2.35%

Expense Ratio Caps
Page 2



     To document this undertaking by the Adviser to the Funds, please confirm your acceptance by signing and returning to the Adviser the enclosed copy hereof.

                                            Very truly yours,
                                            DEUTSCHE FUND MANAGEMENT, INC.


                                            By:  /s/ Daniel O. Hirsch
                                               --------------------------------
                                            Title: Secretary

ACCEPTED AND CONFIRMED:

FLAG INVESTORS PORTFOLIOS TRUST             FLAG INVESTORS FUNDS, INC.,
on behalf of the above listed portfolios    on behalf of the above listed funds


By:  /s/ Amy M. Olmert                      By:  /s/ Amy M. Olmert
   ------------------------------              --------------------------------
Title: Assistant Secretary                  Title: Assistant Secretary